                                                                   EXHIBIT 10.19


                         AMENDMENT TO PURCHASE AGREEMENT

         This Amendment is executed as of the 29th day of July, 2001, by and between GCG Acquisitions, LLP, or its assigns ("Buyer") and Healthcare Recoveries, Inc. ("Seller").

                                    RECITALS

         1. Buyer and Seller entered into a Purchase Agreement having an Acceptance Date of June 29, 2001 for property located at 5455 South Westridge Avenue, New Berlin, Wisconsin ("Property").

         2. During Buyer's due diligence on the Property, the parties have learned that the parking ratio on the Property is not as represented. Therefore the parties desire to allow Buyer the opportunity to attempt to obtain approvals for the addition of parking spaces on the Property and to extend the Contingency Period.

         3. In order to accomplish this change in parking ratios and add more parking spaces to the Property, the Buyers desire to enter into this Amendment.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. The Contingency Period set forth in Section 4.9 of the Purchase Contract is amended to provide that it expires on October 30, 2001. Buyer shall retain the right to extend the Contingency Period for thirty (30) days, as set forth in the Purchase Contract.

         2.       The following is added to Section 4.5.5 of the Purchase
Contract:

                  Buyer further obtaining all necessary approvals (including governmental and Wispark approval) for Buyer's plans to expand the parking at the Property, to provide for a parking ratio of between 4 and 5 spaces per 1000 square feet of building area at the Property, in an economically feasible manner. Buyer's plans to expand the parking shall be at Buyer's sole discretion. Buyer and Seller further agreeing upon a purchase price reduction to offset the Buyer's cost to expand the parking at the Property, as described in this Amendment.

         3. Capitalized terms used herein shall have the meaning ascribed to them in the Offer.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.



                                        GCG ACQUISITIONS, LLP


                                        By: /s/ DAVID J. WEISS
                                           -------------------------------------
                                           Name: David J. Weiss
                                           Title: Partner


                                        HEALTHCARE RECOVERIES, INC.


                                        By: /s/ DOUGLAS R. SHARPS
                                           -------------------------------------
                                           Name: Douglas R. Sharps
                                           Title: CFO